UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2020

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 per value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 18, 2020, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative of the several underwriters named in Schedule A thereto (the “Underwriters”), in connection with the offer and sale by the Company to the Underwriters of $125,000,000 aggregate principal amount of its 0% Convertible Senior Notes due 2023 (the “Base Notes”). Pursuant to the Underwriting Agreement, the Underwriters were granted the option to purchase within 30 days of August 18, 2020 up to an additional $18,750,000 aggregate principal amount of such notes from the Company (the “Additional Notes,” and together with the Base Notes, the “Notes”), solely to cover over-allotments, which was exercised in full prior to the closing of the offering on August 21, 2021. The Underwriting Agreement contained customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The Company believes the Notes meet the environmental eligibility criteria for green bonds as defined by the International Capital Market Association’s Green Bond Principles. The public offering generated net proceeds of approximately $139.9 million, after deducting the underwriting discount and estimated offering expenses. The Company intends to contribute the net proceeds to Hannon Armstrong Sustainable Infrastructure, L.P. (the “Operating Partnership”), its operating partnership subsidiary, in exchange for the issuance by the Operating Partnership of a senior unsecured note (the “Mirror Note”) with terms that are substantially equivalent to the terms of the Notes. The Operating Partnership intends to utilize the net proceeds of this offering to acquire or refinance, in whole or in part, eligible green projects, which include assets that are neutral to negative on incremental carbon emissions. In addition, these projects may include projects with disbursements made during the twelve months preceding the issue date of the Notes and those with disbursements to be made following the issue date. Prior to the full investment of such net proceeds, the Company intends to invest such net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with the Company’s intention to continue to qualify for taxation as a real estate investment trust.

The Notes were issued under an indenture (the “Base Indenture”), dated as of August 22, 2017, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of August 21, 2020, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Company may be required to pay special interest on the Notes upon an event of default (“special interest”). The Notes will mature on August 15, 2023 (the “Maturity Date”), unless earlier repurchased, redeemed or converted.

If the Company undergoes a “fundamental change” (as defined in the Indenture) involving the Company, subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or parts of such holders’ Notes. The fundamental change repurchase price for the Notes generally will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. Holders of the Notes may convert any of their Notes into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day immediately preceding the Maturity Date, unless the Notes have been previously redeemed or repurchased by the Company. Following the occurrence of a make-whole fundamental change, the Company will, in certain circumstances, increase the conversion rate for a holder that converts its Notes in connection with such make-whole fundamental change.

Any conversion of Notes into shares of Common Stock will be subject to certain ownership limitations (as more fully described in the Indenture). The initial conversion rate for each $1,000 aggregate principal amount of the Notes is 20.6779 shares of Common Stock, equivalent to a conversion price of approximately $48.36 per share of Common Stock, which is approximately a 27.5% premium to the closing price of the Common Stock on August 18, 2020. The conversion rate is subject to adjustment in certain circumstances.

The Company may redeem the Notes prior to August 15, 2023, to the extent the Company’s board of directors determines such redemption is reasonably necessary to preserve its qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. If the Company determines that redeeming the Notes is necessary to preserve its qualification as a REIT, then it may at any time prior to maturity redeem all or part (in a principal amount that is integral multiple of $1,000) of the Notes at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date.

Except as described in the Indenture, if an event of default with respect to the Notes occurs, holders of the Notes may, upon satisfaction of certain conditions, accelerate the principal amount of the Notes plus accrued and unpaid special interest, if any. In addition, the principal amount of the Notes plus accrued and unpaid special interest, if any, will automatically become due and payable in the case of certain types of bankruptcy or insolvency or events of default involving the Company.

The Notes are the senior unsecured obligations of the Company and rank (i) senior in right of payment to any indebtedness the Company may have that is expressly subordinated in right of payment to the Notes; (ii) equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated; (iii) effectively junior in right of payment to any of the Company’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and (iv) structurally junior to all existing and future indebtedness (including trade payables) and any future preferred equity interests of the Company’s subsidiaries as well as to any of the Company’s existing or future indebtedness that may be guaranteed by any of the Company’s subsidiaries (to the extent of any such guarantee), except for the unsecured and unsubordinated indebtedness of the Operating Partnership with which the Notes will rank equal in right of payment, including but not limited to the Mirror Note.

The preceding description is qualified in its entirety by reference to the Underwriting Agreement and the Supplemental Indenture, copies of which are attached as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 18, 2020, by and among the Company and Morgan Stanley & Co. LLC, as representative of the several underwriters named therein

4.1	Second Supplemental Indenture, dated as of August 21, 2020, between the Company and U.S. Bank National Association, as Trustee (including the form of 0% Convertible Senior Note due 2023)

5.1	Opinion of Clifford Chance US LLP (including consent of such firm)

8.1	Tax Opinion of Clifford Chance US LLP (including consent of such firm)

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
Name:	Steven L. Chuslo
Title:	Executive Vice President and General Counsel

Date: August 21, 2020